Consent of Independent Auditors



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 25, 2003, relating to the financial statements and financial highlights, which appears in the September 30, 2003 Annual Report to Shareholders of AllianceBernstein Exchange Reserves, formerly AFD Exchange Reserves, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Auditors", and "Financial Statements and Report of Independent Auditors" in such Registration Statement.




PricewaterhouseCoopers LLP

New York, New York
January 23, 2004